UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006 (April 10, 2006)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 10, 2006, the registrant signed a confidential settlement agreement with the Compuware Corporation that amicably resolves all disputed matters in lawsuits filed by each company in Michigan and in Maryland.

As previously reported, in September 2004, Compuware filed suit in the United States District Court for the Eastern District of Michigan alleging the registrant had infringed three patents held by Compuware. In February 2006, the registrant filed, but did not serve, a lawsuit in the Circuit Court for Montgomery County, Maryland alleging Compuware had violated the Maryland Uniform Trade Secrets Act by misappropriating trade secrets concerning the registrant’s software products.

The settlement of these lawsuits is on terms the registrant believes are favorable to it. Specifically, no material amounts were exchanged by the parties to the settlement agreement and the settlement agreement does not entail a royalty or licensing arrangement between the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET Technologies, Inc.

Date: April 11, 2006	By:	/s/ Dennis R. McCoy
Dennis R. McCoy, Vice President and General Counsel